SECOND AMENDMENT TO PURCHASE AGREEMENT
AND TO DEVELOPMENT AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT AND TO DEVELOPMENT AGREEMENT (the “Second Amendment”) is made this 31st day of December, 2007, by and between St. Charles Community, LLC, a Delaware limited liability company (“Seller/Developer”), and U.S. Home Corporation, a Delaware corporation (“Purchaser/Builder”).

WITNESSETH:

WHEREAS, Seller/Developer and Purchaser/Builder are parties to a certain Purchase Agreement dated March 4, 2004, as amended by a certain First Amendment to Purchase Agreement dated June 20, 2006 (collectively, the “Contract”), for the purchase and sale of certain property located within the Fairway Village section of the St. Charles Planned Unit Development project in Charles County, Maryland, as more particularly described in the Contract (the “Property”); and

WHEREAS, Seller/Developer and Purchaser/Builder are also parties to a certain Development Agreement dated March 4, 2004, as amended by a certain First Amendment to Development Agreement dated September 20, 2004 (collectively, the “Development Agreement”), whereby Seller/Developer and Purchaser/Builder have made certain agreements with respect to the development of infrastructure for the Property in connection with the purchase of residential Lots in the Property by the Purchaser/Builder under the Contract; and

WHEREAS, Seller/Developer and Purchaser/Builder desire to amend and modify certain terms of the Contract and the Development Agreement as more particularly set forth below in this Second Amendment.

NOW, THEREFORE, in consideration for the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller/Developer and Purchaser/Builder hereby agree as follows:

1.           Incorporation of Recitals.  Each of the recitals set forth above are hereby incorporated by reference as if set forth fully at this point in this Second Amendment.

2.           Defined Terms.  Capitalized terms used and not defined in this Second Amendment shall have the meanings ascribed to them in the Contract and the Development Agreement.

3.           December 2007 Lot Takedown and Initial 2008 Lot Takedown Prior to June 1, 2008.  On or before December 31, 2007, time being of the essence, Purchaser/Builder shall purchase and settle under the Contract and Development Agreement, a number of Lots in the Property, being approximately 51 Lots, with an aggregate base purchase price under the Contract of Three Million Seven Hundred Seventy-Eight Thousand Dollars ($3,778,000.00) (the “December 2007 Takedown”).  On or before June 1, 2008, time being of the essence, Purchaser/Builder shall purchase and settle under the Contract and Development Agreement, a number of Lots in the Property, being approximately 49 Lots (which, together with the December 2007 Takedown, shall not exceed 100 Lots), with an aggregate base purchase price under the Contract of Three Million Seven Hundred Twenty-Two Thousand Dollars ($3,722,000.00) (the “Initial 2008 Takedown”).  For purposes of this Section, the aggregate base purchase price of the December 2007 Takedown and the Initial 2008 Takedown shall be determined by the minimum Lot prices set forth in Section 4 below in this Second Amendment.  Seller/Developer represents that there is, as of the date of this Second Amendment, a sufficient number of Lots finished in accordance with the Development Agreement so as to be ready for closing in accordance with the December 2007 Takedown and the Initial 2008 Takedown to allow the Purchaser/Builder to acquire Lots with an aggregate base purchase price of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).  The parties acknowledge that, prior to the execution of this Second Amendment, Seller/Developer has provided Purchaser/Builder with information regarding available Lots in the Property for settlement in accordance with the December 2007 Takedown and the Initial 2008 Takedown.  The December 2007 Takedown and the Initial 2008 Takedown shall otherwise be on all terms and conditions set forth in the Contract and the Development Agreement.  Upon settlement of the December 2007 Takedown on or before December 31, 2007, Seller/Developer acknowledges that Purchaser/Builder will have satisfied the takedown requirements of the Contract for calendar year 2007.  The Initial 2008 Takedown may be in one or more settlements, provided that all such settlements are completed prior to June 1, 2008, time being of the essence.

4.           Temporary Purchase Price Modification. The final purchase price of Lots purchased by the Purchaser/Builder in the December 2007 Takedown and the Initial 2008 Takedown shall be 22.5% of the “selling price” of homes constructed on such Lots by the Purchaser/Builder, rather than 30%, provided that this temporary purchase price reduction shall not apply to Lots purchased by the Purchaser/Builder under the Contract and Development Agreement prior to December 1, 2007.  The minimum price paid by the Purchaser/Builder under the Contract for Lots shall be Seventy-Eight Thousand Dollars ($78,000.00) for single family building Lots and Sixty-Eight Thousand Dollars ($68,000.00) for townhome building Lots.   The foregoing provisions of this Section 4 shall apply only to Lots purchased by the Purchaser/Builder in the December 2007 Takedown and the Initial 2008 Takedown.  From and after the December 2007 Takedown and the Initial 2008 Takedown, the final purchase price for Lots purchased in the Property by the Purchaser/Builder shall revert to that shown and set forth in the Contract and Development Agreement.  The timing of calculation and basis or formula for calculation of the final purchase price of Lots is not modified by this Amendment, and shall be as set forth in the Contract and the Development Agreement, whether for the Lots purchased in the December 2007 Takedown or the Initial 2008 Takedown and subject to this temporary purchase price reduction, or for Lots purchased under the pricing terms of the Contract and Development Agreement and not a part of the December 2007 Takedown or the Initial 2008 Takedown.  The base purchase price, minimum purchase price and percentage used to determine total purchase price for Lots purchased prior to December 1, 2007, shall be as set forth on Exhibit A, attached hereto and made a part hereof, and shall be in no event less than the minimum prices shown on Exhibit A.

5.           Effect of Amendment.  Except as expressly modified by the terms and provisions of this Second Amendment, the Contract and the Development Agreement shall each remain in full force and effect in accordance with their terms, and are hereby ratified and confirmed by the parties as binding and enforceable for all purposes.  The parties acknowledge that, as of the date of this Amendment, neither Seller/Developer nor Purchaser/Builder is in default under the Contract or the Development Agreement.

    6.              Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the undersigned duly authorized representatives of the Seller/Developer and Purchaser/Builder have hereunto placed their hands and seals as of the date and year first above written.

                                                                SELLER/DEVELOPER:

St. Charles Community, LLC,
a Delaware limited liability company

By: /s/ Edwin L. Kelly (SEAL)
                                                                                                Edwin L. Kelly,
Chairman of the Management Committee

PURCHASER/BUILDER:

U.S. Home Corporation, a Delaware corporation
                By: /s/ Robert Jacoby (SEAL)
                                                                                                Name: Robert Jacoby
                                Title: Division President

Exhibit A

Summary of Lennar Lot Inventory
St. Charles Fairway Village
As of November 30, 2007

Lot Number	Date Settled		Initial Takedown	Confirmed Minimum	True Up Method
Single Family
	34 F	10/11/06	130,000	125,000	30%
	49 F	11/10/06	100,000	100,000	30%
	4 M	12/12/06	100,000	100,000	30%
	23 M	06/11/07	112,500	112,500	30%

Townhomes
	51 I	07/11/07	85,000	65,000	30%
	1 I	08/14/07	85,000	65,000	20.5%
	2 I	08/14/07	85,000	65,000	30%
	3 I	08/14/07	85,000	65,000	20.5%